EXHIBIT 10.4.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of the 22nd day of February, 2010 by and between NEXX Systems, Inc., a Delaware corporation (“NEXX” or the “Company”) and Thomas M. Walsh  (“Officer”).

WHEREAS, NEXX and the Officer entered into an Employment Agreement dated as of October 6, 2008  (the “Original Agreement”); and

WHEREAS, the parties wish to amend the Original Agreement to provide for the vesting of  equity grants and restricted stock unit awards following certain termination events within one year following a  “Change of Control” (as defined in the Original Agreement; and

WHEREAS, the parties wish to amend the Original Agreement to providing for partial vesting upon a termination without Cause (as defined in the “Original Agreement”);

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt whereof are hereby acknowledged, the parties agree as follows:

1.   ACCELERATED VESTING FOLLOWING  A CHANGE OF CONTROL.  Notwithstanding anything else contained in the Original Agreement, any option grants, restricted stock, and/or restricted stock unit awards granted to the Officer shall not vest upon any Change of Control but instead shall vest 100% upon any termination of the Officer’s employment without Cause or termination by the Officer for Constructive Termination (as defined in the Original Agreement) if such termination occurs within twelve (12) months following a Change of Control.

2.   ACCELERATED VESTING.  Notwithstanding anything else contained in the Original Agreement, an additional 12.5% of the original restricted stock unit awards granted to the Officer shall vest if the Officer’s employment is terminated by the Corporation without Cause, except that in no event shall more than 100% of the original restricted stock units be deemed vested under the provisions of this Section 2.

3.   RATIFICATION OF ORIGINAL AGREEMENT.  Except as set forth herein, all other terms and conditions of the Original Agreement are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the date first written above.

OFFICER: /s/ Thomas M. Walsh	NEXX SYSTEMS, INC. By: /s/ Stanley Piekos Name: Stanley Piekos Title: Chief Financial Officer